Exhibit 23.2

                     Stockton Bates
                            &
                      Company, P.C.
              Certified Public Accountants





             Consent of Independent Auditors


 We hereby consent to the inclusion of our Independent
Auditor's Reports dated February 14, 1997 and October 27, 1995 pertaining to the financial statements of Pennsylvania Saving's Bank and PSB Mutual Holding Company for the years ended December 31, 1996 and September 30, 1995, respectively, in the Notice to Effect a Mutual Holding Company Conversion to Stock Holding Company and Agreement and Plan of Reorganization to be filed by Pennsylvania Savings Bank of PSB Mutual Holding Company with the Pennsylvania Department of Banking and the Federal Deposit Insurance Corporation and for use in the Registration Statement on Form SB-2 to be filed with the Securities and Exchange Commission by PSB Bancorp, Inc.

 We also consent to the reference to our Firm under the caption "Expert".




                     /s/ Stockton Bates & Company, P.C.

                     Certified Public Accountants

Phildelphia, Pennsylvania

October 7, 1997








42 South 15th Street, Suite 600; Philadelphia, Pennsylvania
19102;
215.241.7500 Fax 215.567.3813
Offices in Lancaster and Hershey, Pennsylvania. Member of the
American Group of CPA Firms with Worldwide Affiliations